Exhibit 99.1

Construction Partners, Inc. Announces Preliminary Fiscal 2023 Financial Results

Company Introduces Fiscal 2024 Outlook

Hosts Analyst Day in New York City

DOTHAN, AL, October 4, 2023 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today announced preliminary financial results for fiscal year 2023 and has introduced fiscal year 2024 outlook ranges that will be discussed during today’s Analyst Day event in New York City.

Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We finished our fiscal year last week with strong operational performance across our footprint, representing a productive work season with high project demand and healthy project margins. Today we are announcing our preliminary fiscal 2023 financial results, which represent significant growth compared to fiscal 2022 on both the top and bottom lines of our business. We look forward to reviewing our strategic initiatives, growth priorities and business outlook with those participating in our Analyst Day event either in person or through the webcast link on our website.”

Preliminary Fiscal 2023 Financial Results

Revenue in fiscal 2023 is expected to be in the range of $1.547 billion to 1.557 billion, compared to $1.30 billion in fiscal 2022.

Net income in fiscal 2023 is expected to be in the range of $44.8 million to $47.0 million, compared to $21.4 million in fiscal 2022.

Adjusted EBITDA(1) in fiscal 2023 is expected to be in the range of $168.0 million to $172.0 million, compared to $111.2 million in fiscal 2022.

Adjusted EBITDA Margin(1) in fiscal 2023 is expected to be in the range of 10.9% to 11.0%, compared to 8.5% in fiscal 2022.

Cash flow from operations in fiscal 2023 is expected to be in the range of $155.0 million to $160.0 million, compared to $16.5 million in fiscal 2022.

Cash at fiscal year-end 2023 is expected to be approximately $55 million, compared to $35.5 million at fiscal year-end 2022.

(1)

Adjusted EBITDA, Adjusted EBITDA Margin and Net Debt are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Net Debt(1) to Adjusted EBITDA(1) at fiscal year-end 2023 is expected to be in the range of 1.87x to 1.92x, compared to 3.06x at fiscal year-end 2022.

The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the above preliminary financial information or its audit of the Company’s financial statements for the year ended September 30, 2023. The Company’s actual results may differ from these estimates as a result of the Company’s year-end closing procedures, review adjustments and other developments that may arise between now and the time the Company’s financial results for the year ended September 30, 2023 are finalized.

Introducing Fiscal Year 2024 Outlook

The Company’s outlook for fiscal year 2024 with regard to revenue, net income, Adjusted EBITDA and Adjusted EBITDA Margin is as follows:

•	Revenue in the range of $1.750 billion to $1.825 billion

•	Net income in the range of $63 million to $70 million

•	Adjusted EBITDA(1) in the range of $197 million to $219 million

•	Adjusted EBITDA Margin(1) in the range of 11.3% to 12.0%

Smith commented, “As our Company continues its growth trajectory, we remain focused on expanding margins though enhanced local market performance, further vertical integration of construction materials and services, and scaling corporate costs across the organization. We continue to benefit from opportunities afforded by a generational investment in infrastructure, the fast-growing economy in the Southeast, and numerous organic and acquisitive growth opportunities.”

Analyst Day Webcast Information

Today’s Analyst Day event will be made available online at approximately 9:00 a.m. Eastern Time via a live audio webcast with accompanying slides. Interested parties who would like to participate virtually are invited to join the Construction Partners Analyst Day 2023 webcast by visiting the “Events & Presentations” section of the Company’s Investors website at https://ir.constructionpartners.net/. A replay of the webcast and the accompanying presentation will be made available on the Investors website following the conclusion of the live event.

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The Company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. These forward-looking statements include, among others, statements regarding the Company’s expected revenue, net income, Adjusted EBITDA, Adjusted EBITDA Margin, Cash Flow from Operations, , Total long-term debt to Net Income and Net Debt to Adjusted EBITDA for the fiscal year ended September 30, 2023, the Company’s fiscal year 2024 outlook and the Company’s business strategy. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: the preliminary financial information remaining subject to changes and finalization based upon management’s ongoing review of results for the fiscal year ended September 30, 2023 and the completion of all year-end closing procedures; the Company’s ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to the Company’s operating strategy; competition for projects in the Company’s local markets; risks associated with the Company’s capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; the Company’s ability to obtain sufficient bonding capacity to undertake certain projects; the Company’s ability to accurately estimate the overall risks, requirements or costs when it bids on or negotiate contracts that are ultimately awarded to the Company; the cancellation of a significant number of contracts or the Company’s disqualification from bidding for new contracts; risks related to adverse weather conditions; the Company’s substantial indebtedness and the restrictions imposed on the Company by the terms thereof; the Company’s ability to maintain favorable relationships with third parties that supply the Company with equipment and essential supplies; the Company’s ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to the Company’s information technology systems and infrastructure; the Company’s ability to maintain effective internal control over financial reporting; and the other risks, uncertainties and factors set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements, except to the extent required by applicable law.

Contact:

Rick Black

Dennard Lascar Investor Relations

ROAD@DennardLascar.com

(713) 529-6600

- Financial Statements Follow –

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt and (vi) certain management fees and expenses. Periods commencing subsequent to September 30, 2023 do not include an adjustment for management fees and expenses, which have historically related to the Company’s management services agreement with an affiliate of SunTx Capital Partners. Effective October 1, 2023, the term of the management services agreement has been extended to October 28, 2028. As a result of the term extension, the Company no longer views the management fees and expenses paid under the management services agreement as a non-recurring expense. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. Net Debt represents total long-term debt less cash.

These metrics are supplemental measures of the Company’s operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of the Company’s operating performance. The Company presents these metrics because management uses these measures as key performance indicators and believes that securities analysts, investors and others use these measures to evaluate companies in the Company’s industry. The Company’s calculation of these metrics may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

Construction Partners, Inc.

Net Income to Adjusted EBITDA Reconciliation

Preliminary Fiscal Year 2023 Financial Results

(unaudited, in thousands)

	For the Fiscal Year Ended September 30, 2023
	Low	High
Net income	$44,800	$47,000
Interest expense, net	18,400	18,600
Provision (benefit) for income taxes	15,000	15,800
Depreciation, depletion, and amortization	78,200	78,600
Equity-based compensation expense	10,100	10,400
Management fees and expenses	1,500	1,600

Adjusted EBITDA	$168,000	$172,000

Construction Partners, Inc.

Net Income to Adjusted EBITDA Reconciliation

Fiscal Year 2024 Outlook

(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2024
	Low	High
Net income	$63,000	$70,000
Interest expense, net	18,000	20,500
Provision for income taxes	21,200	23,600
Depreciation, depletion, and amortization	83,600	93,100
Equity-based compensation expense	11,200	11,800

Adjusted EBITDA	$197,000	$219,000

The following table presents a reconciliation of total long-term debt, the most directly comparable measure calculated in accordance with GAAP, to Net Debt for the periods presented:

Construction Partners, Inc.

Total Long-Term Debt to Net Debt Reconciliation

Preliminary Fiscal Year 2023 Financial Results

(unaudited, in thousands)

	As of September 30, 2023
	Low	High
Total long-term debt	$376,850	$376,850
Less: Cash	55,000	55,000

Net Debt	321,850	321,850
Adjusted EBITDA	$168,000	$172,000

Leverage Ratio	1.92x	1.87x